Exhibit (j)

Cohen & Steers Real Estate Opportunities and Income Fund

280 Park Avenue

New York, New York 10017

December 20, 2021

State Street Bank and Trust Company

Channel Center

1 Iron Street

Boston, MA 02210

Attention: Scott F. Shirrell

Re: Cohen & Steers Real Estate Opportunities and Income Fund (the “Fund”).

Ladies and Gentlemen:

Please be advised that the undersigned Fund has been established as statutory trust.

In accordance with Section 18.5, the Additional Funds provision, of the Master Custodian Agreement by and between each party thereto and State Street Bank and Trust Company (“State Street”) dated as of March 9, 2001, as amended (the “Agreement”), the undersigned Fund hereby requests that State Street act as Custodian for the Fund under the terms of the Agreement and as such, the Exhibit A of the Agreement is hereby amended in its entirety and replaced with the revised Exhibit A attached hereto. In connection with such request, the undersigned Fund hereby confirms to you, as of the date hereof, the representations and warranties set forth in Section 18.7 of the Agreement.

State Street and the Fund acknowledge that notwithstanding that the Fund is not an investment management company, the Funds’ only investors will be Cohen & Steers investment management companies and the Fund desires to receive custody and accounting services materially similar to those received by Cohen & Steers investment management companies which are existing parties to the Agreement.

Please indicate your acceptance of the foregoing by executing two (2) copies of this letter agreement, returning one to the Fund and retaining a copy for your records.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Sincerely,

COHEN & STEERS REAL ESTATE
OPPORTUNITIES AND INCOME FUND

By:
Name: Albert Laskaj
Title: Treasurer & Chief Financial Officer

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:
Name:
Title:

Effective Date: January 1, 2022

EXHIBIT A

Cohen & Steers Quality Income Realty Fund, Inc.

Cohen & Steers Total Return Realty Fund, Inc.

Cohen & Steers Preferred Securities and Income Fund, Inc.

Cohen & Steers Low Duration Preferred and Income Fund, Inc.

Cohen & Steers Real Estate Securities Fund, Inc.

Cohen & Steers Global Infrastructure Fund, Inc.

Cohen & Steers Global Realty Shares, Inc.

Cohen & Steers Infrastructure Fund, Inc.

Cohen & Steers Realty Shares, Inc.

Cohen & Steers Institutional Realty Shares, Inc.

Cohen & Steers REIT & Preferred & Income Fund, Inc.

Cohen & Steers Alternative Income Fund, Inc.

Cohen & Steers International Realty Fund, Inc.

Cohen & Steers Closed-End Opportunity Fund, Inc.

Cohen & Steers Select Preferred and Income Fund, Inc.

Cohen & Steers Limited Duration Preferred & Income Fund, Inc.

Cohen & Steers MLP & Energy Opportunity Fund, Inc.

Cohen & Steers MLP Income & Energy Opportunity Fund, Inc.

Cohen & Steers Real Assets Fund, Inc.

Cohen & Steers Preferred Securities and Income SMA Shares, Inc.

Cohen & Steers Tax-Advantaged Preferred Securities and Income Fund

Cohen & Steers RQI Trust (f/k/a Cohen & Steers Income Trust I)

Cohen & Steers RFI Trust

Cohen & Steers RNP Trust

Cohen & Steers RFI LLC I

Cohen & Steers RFI LLC II

Cohen & Steers RNP LLC I

Cohen & Steers RNP LLC II

Cohen & Steers RQI LLC I

Cohen & Steers RQI LLC II

Cohen & Steers Real Estate Opportunities and Income Fund